Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

Traci J. Anderson, CPA
14026 Cinnabar Place
Huntersville, NC 28078

December 6, 2006

Board of Directors
Voice Diary Inc.
343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province
P.R.China

Re: Form S-8 Registration Statement; Consent of Auditors

Dear Members of the Board:

We have issued our report dated May 17, 2005, accompanying the financial statements of Voice Diary Inc., which is incorporated by reference in this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report, and the use of our name under the heading “Experts.”

Sincerely,

/s/ Traci J. Anderson, CPA
Traci J. Anderson, CPA

Certified Public Accountants